UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 31, 2011

El Paso Pipeline Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-33825	26-0789784
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Limited Liability Company Agreement of Colorado Interstate Gas Company, L.L.C.

On August 31, 2011, El Paso Noric Investments III, L.L.C. (“EP Noric”), a wholly owned subsidiary of El Paso Corporation (“El Paso”), and EPPP CIG GP Holdings, L.L.C. (“EPPP CIG,” and together with EP Noric, the “Members”), a wholly owned subsidiary of El Paso Pipeline Partners, L.P. (the “Partnership”), entered into the Limited Liability Company Agreement of Colorado Interstate Gas Company, L.L.C. (the “LLC Agreement”) in connection with the conversion of Colorado Interstate Gas Company, L.L.C. (“CIG”) from a general partnership to a limited liability company.  The LLC Agreement provides for management of the company by its Members. The decision of Members owning more than 50 percent of the ownership interests in CIG is controlling under the LLC Agreement.  EPPP CIG currently owns 86 percent of the ownership interests in CIG, and thus provides the Partnership with indirect control over the management of CIG.  The LLC Agreement also provides that if at any time the Members shall determine that additional funds or property are necessary or desirable to meet the obligations or needs of CIG, the Members may make additional capital contributions to CIG and that the Members may determine the timing and amount of cash and other distributions from CIG to the Members.  Additionally, the LLC Agreement provides for indemnification of the Members and officers of CIG under certain circumstances.

The description of the LLC Agreement contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the LLC Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

Relationships

El Paso directly or indirectly owns (i) 100 percent of the general partner of the Partnership (the “General Partner”), which allows it to control the Partnership, and owns the 2 percent general partner interest and incentive distribution rights in the Partnership; (ii) 88,400,059 Common Units representing an aggregate 42.1 percent limited partner interest in the Partnership; (iii) 100 percent of El Paso Pipeline LP Holdings, L.L.C.; and (iv) a 14 percent interest in CIG. Further, certain officers and directors of the General Partner serve as officers and/or directors of El Paso, the Partnership and El Paso Pipeline Partners Operating Company, L.L.C. The Partnership is a party to an omnibus agreement with El Paso and its affiliates that governs the Partnership’s relationship with El Paso and its affiliates regarding (i) reimbursement of certain operating and general and administrative expenses; (ii) indemnification for certain environmental contingencies, tax contingencies and right-of-way defects; and (iii) reimbursement for certain expenditures.

In addition, each of the Partnership, Elba Express Company, L.L.C. (“Elba Express”), Southern LNG Company, L.L.C. (“SLNG”), CIG, Wyoming Interstate Company, L.L.C. and Southern Natural Gas Company, L.L.C. currently has, and will have in the future, other routine agreements with El Paso or one of its subsidiaries that arise in the ordinary course of business, such as agreements for services and other transportation and exchange agreements and interconnection and balancing agreements with other El Paso pipelines, in addition to the Partnership’s Agreement of Limited Partnership and the LLC Agreement.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
10.1	Limited Liability Company Agreement of Colorado Interstate Gas Company, L.L.C., dated August 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO PIPELINE PARTNERS, L.P.

By:	EL PASO PIPELINE GP COMPANY, L.L.C., its General Partner

By:	/s/ Robert W. Baker
Robert W. Baker
Executive Vice President and General Counsel

Date: September 7, 2011.

EL PASO PIPELINE PARTNERS, L.P.

EXHIBIT INDEX

Exhibit Number	Description
10.1	Limited Liability Company Agreement of Colorado Interstate Gas Company, L.L.C., dated August 31, 2011.